                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                              Anchor BanCorp Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                                                   June 16, 2000

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Anchor BanCorp Wisconsin Inc. The meeting will be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin, on Tuesday, July 25, 2000 at 2:00 p.m., Central Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         It is very important that you be represented at the Annual Meeting, regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of and interest in Anchor BanCorp Wisconsin Inc. are sincerely appreciated.

                                   Sincerely,
                                   /s/ Douglas J. Timmerman
                                   Douglas J. Timmerman
                                   Chairman of the Board, President
                                   and Chief Executive Officer

                          ANCHOR BANCORP WISCONSIN INC.
                               25 WEST MAIN STREET
                            MADISON, WISCONSIN 53703
                                 (608) 252-8700
                                 --------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 25, 2000
                                 ---------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Anchor BanCorp Wisconsin Inc. (the "Company") will be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin, on Tuesday, July 25, 2000 at 2:00 p.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To elect three (3) directors for a three-year term, in each case until their successors are elected and qualified;

         (2) To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2001; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

         The Board of Directors has fixed June 12, 2000 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                            BY ORDER OF THE BOARD OF DIRECTORS

                            /s/ J. Anthony Cattelino
                            J. Anthony Cattelino
                            Vice President and Secretary

Madison, Wisconsin
June 16, 2000

================================================================================
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
================================================================================

                          ANCHOR BANCORP WISCONSIN INC.


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                                  JULY 25, 2000



         This Proxy Statement is furnished to holders of common stock, $.10 par value per share (the "Common Stock"), of Anchor BanCorp Wisconsin Inc. (the "Company"), the principal asset of which is all of the outstanding capital stock of AnchorBank, S.S.B. (the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin, on Tuesday, July 25, 2000 at 2:00 p.m., Central Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about June 16, 2000.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the nominees for director described herein; for ratification of the appointment of Ernst & Young LLP as the Company's auditors for fiscal 2001; and upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (J. Anthony Cattelino, Vice President and Secretary, Anchor BanCorp Wisconsin Inc., 25 West Main Street, Madison, Wisconsin 53703); (ii) submitting a duly-executed proxy bearing a later date; or
(iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING


         Only stockholders of record at the close of business on June 12, 2000 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were approximately 23,729,033 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. The persons receiving the greatest number of votes of the Common Stock, up to the number of directors to be elected, shall be elected as directors of the Company. The affirmative vote of a majority of the total votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2001.

ABSTENTIONS AND BROKER NON-VOTES

         Abstentions (i.e., shares for which authority is withheld to vote for a matter) are included for purposes of determining the presence of a quorum. Abstentions will have no effect on the outcome of the voting of the proposals because directors are elected by a plurality of the votes cast and, for all other matters to be voted on at the Annual Meeting, abstentions will not be included in the number of votes cast on a matter.

         Proxies relating to "street name" shares (i.e., shares held of record by brokers or other third party nominees) that are voted by brokers or other third party nominees on certain matters will be treated as shares present and voting for purposes of determining the presence or absence of a quorum. "Broker non-votes" (i.e., proxies submitted by brokers or third party nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or third party nominees do not have discretionary power to vote under the rules of the New York Stock Exchange) will be considered present for the purpose of establishing a quorum, but will not be treated as shares entitled to vote on such matters.

         The election of directors and the proposal to ratify the auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and, consequently, there will not be "broker non-votes."

                              ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)


         The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes which are as equal in number as possible. Pursuant to the Bylaws of the Company, the number of directors of the Company is currently set at eight, divided into classes of three, three, and two directors each. One class is elected each year to serve for a term of three years, and in each case until their respective successors are elected and qualified.

         The entire Board of Directors of the Company acts as a Nominating Committee for selection of nominees for election as directors of the Company. The Board, acting as the Nominating Committee, met one time during the fiscal year ended March 31, 2000.

         Three directors are to be elected at the Annual Meeting. All three of the nominees are current directors of the Company. No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

         The remaining five directors will continue to serve in accordance with their previous elections.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the three nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

          NOMINEES FOR DIRECTOR WITH THREE YEAR TERMS EXPIRING IN 2003

                                                    Position with the Company and
                                                    Principal Occupation During the                      Director
         Name                           Age              Past Five Years                                 Since (1)
         ----                           ---     ---------------------------------------------------     ---------
Donald D. Kropidlowksi                  58     Director; Senior Vice President of the Bank; former        1995
                                               Director, President and Chief Executive Officer of
                                               American Equity Bancorp and American Equity Bank of
                                               Stevens Point.

Bruce A. Robertson                      76     Director; formerly Vice President of the Bank from         1987 (2)
                                               October 1987 until December 1989; prior thereto
                                               Chairman, President and Chief Executive Officer of
                                               Columbus Federal Savings and Loan Association until
                                               that Association merged with and into the Bank in
                                               September 1987.

Holly Cremer Berkenstadt                44     Director; President and Director of Wisconsin              1994
                                               Cheeseman, Inc., a direct food and gift company
                                               located in Sun Prairie, Wisconsin.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                             NOMINEES FOR DIRECTOR.


             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                      DIRECTORS WITH TERMS EXPIRING IN 2001

                                                    Position with the Company and
                                                    Principal Occupation During the                     Director
         Name                           Age              Past Five Years                                Since (1)
         ----                           ---     ---------------------------------------------------     ---------
Douglas J. Timmerman                    59     Chairman, President and Chief Executive Officer; has       1971
                                               served in various management
                                               positions with the Bank prior to
                                               his appointment as President in
                                               May 1983 and Chief Executive
                                               Officer in May 1985.

Greg M. Larson                          50     Director; Chief Executive Officer and Manager of           1992
                                               CedarTree LLC.  Former President and Chief Executive
                                               Officer of Demco, Inc. a direct mail school and
                                               library supply company located in Madison, Wisconsin.

                      DIRECTORS WITH TERMS EXPIRING IN 2002

                                                    Position with the Company and
                                                    Principal Occupation During the                     Director
         Name                           Age              Past Five Years                                Since (1)
         ----                           ---    ----------------------------------------------------     ---------

Pat Richter                             58     Director; Athletic Director of the University of           1990
                                               Wisconsin - Madison since February 1990; previously
                                               Vice President - Human Resources for Oscar Mayer
                                               Foods Corporation.

Donald D. Parker                        62     Director; Former Officer, Director and Chairman of         1999
                                               the Board of FCB Financial Corp. and Fox Cities
                                               Bank, F.S.B.

Richard A. Bergstrom                    49     Director; President of Bergstrom Corporation since         1999
                                               January 1998, previously served as Executive Vice
                                               President of Bergstrom Corporation.

------------------
(1)      Includes service as director of the Bank.
(2)      Excludes service with predecessor institutions.

STOCKHOLDER NOMINATIONS

         Article IV, Section 4.14 of the Company's Bylaws governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than (i) 60 days prior to the anniversary date of the mailing of proxy materials by the Company for the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The Company did not receive any stockholder nominations for director in connection with the upcoming Annual Meeting.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Regular meetings of the Board of Directors of the Company are held on a quarterly basis. The Board of Directors of the Company held a total of four regular meetings during the fiscal year ended March 31, 2000. In addition, there were two special meetings of the Board. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held during the fiscal year ended March 31, 2000, and the total number of meetings held by all committees on which he or she served during such year.

         The Board of Directors has established an Audit Committee which reviews the records and affairs of the Company to determine its financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. The members of this committee, which met twice during the fiscal year ended March 31, 2000, are Ms. Berkenstadt and Messrs. Larson, Richter and Robertson.

         The Compensation Committee of the Board of Directors determines compensation for executive officers. The members of this committee, which met three times during the fiscal year ended March 31, 2000, are Messrs. Greg M. Larson, Pat Richter, and Bruce A. Robertson. No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers for the fiscal year ended March 31, 2000 is set forth below.

         The entire Board of Directors of the Company acts as a Nominating Committee for selection of nominees for election as directors of the Company. The Board, acting as the Nominating Committee, met one time during the fiscal year ended March 31, 2000.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS


         The following sets forth certain information with respect to the executive officers of the Company and the Bank who are not directors.

         J. Anthony Cattelino (age 57). Mr. Cattelino currently serves as Vice President and Secretary of the Company and as Senior Vice President - Marketing and Retail Administration for the Bank. He is responsible for the branch network, deposit acquisition, consumer lending, marketing and retail operations. Mr. Cattelino joined the Company in 1974 as Director of Marketing, was promoted to Vice President of Marketing in 1976 and to his current position in 1985. Mr. Cattelino is on the Board of Directors of Anchor Investment Services, Inc. and the Mendota Gridiron Club.

         Michael W. Helser (age 55). Mr. Helser is currently Treasurer and Chief Financial Officer of the Company and Senior Vice President - Finance and Chief Financial Officer of the Bank. Mr. Helser joined the Company in 1974 as Internal Auditor, and was promoted to Vice President - Finance in 1979 and to his current position in 1985. Prior to joining the Company, Mr. Helser was a Senior Accountant with the public accounting firm of Ernst & Whinney (now Ernst & Young
LLP), Milwaukee, Wisconsin. Mr. Helser is a certified public accountant.

         Ronald R. Osterholz (age 51). Mr. Osterholz is currently Vice President
- Human Resources of the Bank. Mr. Osterholz joined the Bank in 1973 and previously served as Savings Officer, Branch Manager and Branch Coordinator. In 1981, he was named Assistant Vice President and in 1985 was appointed to his current position. Mr. Osterholz is active in the University of Wisconsin Alumni Association functions, on the Board of the University of Platteville Foundation and is in various civic organizations and clubs.

         David L. Weimert (age 49). Mr. Weimert is currently First Vice President - Secondary and Lending Administration. Mr. Weimert joined the Bank in 1991 and has extensive experience in the financial services industry. He has served in various management capacities at savings associations, mortgage banking companies and commercial banks. Mr. Weimert served as President of Community Savings and Loan Association, Fond du Lac, Wisconsin from 1987 to 1990 and President of Investors Mortgage Service Company, Burbank, California, from 1985 to 1987.

         Donald F. Bertucci (age 50). Mr. Bertucci is currently First Vice President - Residential Lending of the Bank and is responsible for one-to-four family residential lending. He joined the Bank in 1972 and previously served as Branch Manager, Mortgage Division Coordinator and Commercial Real Estate Loan Officer. In 1984 he was appointed Vice President, and he assumed his present position as First Vice President - Residential Lending in June of 1996. Mr. Bertucci is a member of the Madison Board of Realtors and the Madison Area Mortgage Bankers Association and is a licensed real estate broker.

         Daniel K. Nichols (age 44). Mr. Nichols is currently First Vice President-Commercial Lending of the Bank and is responsible for commercial lending, commercial real estate, credit and quality control. He joined the Bank in 1985 to start up the Commercial Lending Department. In 1990 he was promoted to Vice President and became responsible for commercial lending and commercial real estate. He assumed his present position as First Vice President in June of 1996. Mr. Nichols holds both a BBA and MBA in finance from the University of Wisconsin-Madison. He is a Board member of the Weinert program at the University of Wisconsin and is also on the Board of Directors of the Easter Seal Society.

         Mark D. Timmerman (age 32). Mr. Timmerman currently serves as Assistant Secretary and General Counsel of the Company and as Vice President, Secretary and General Counsel for the Bank. He joined the Bank in 1994 and is responsible for a wide variety of legal, administrative, and compliance functions for the Company and Bank. In 1996 he was promoted to Assistant Vice President and Assistant Secretary of the Bank. In 1998, he was appointed to his present position. Mr. Timmerman received both his undergraduate and law degree from the University of Wisconsin-Madison. He is a member of the Board of Directors of the Bank and is active in various local civic organizations and clubs.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors and director nominees of the Company, (iii) certain executive officers of the Company, and (iv) all directors and executive officers of the Company and the Bank as a group.


                                                                        Common Stock Beneficially Owned
                                                                                       as
                                                                             of June 16, 2000 (1)
                                                            --------------------------------------------------------
Name of Beneficial Owner                                               No.                          %
----------------------------------------------------------- --------------------------------------------------------
Anchor BanCorp Wisconsin Inc.                                     1,364,490 (2)                    5.74%
 Employee Stock Ownership Plan Trust
25 West Main Street
Madison, Wisconsin

Directors:
  Holly Cremer Berkenstadt                                           84,100 (3)                    *
  Richard A. Bergstrom                                               78,725 (4)                    *
  Donald D. Kropidlowski                                            128,201 (5)                    *
  Greg M. Larson                                                     91,536 (6)                    *
  Donald D. Parker                                                  172,380 (7)                    *
  Pat Richter                                                        96,248 (8)                    *
  Bruce A. Robertson                                                 99,436 (9)                    *
  Douglas J. Timmerman                                            1,693,437 (10)                   6.90

Executive officers who are not
 Directors:
  J. Anthony Cattelino                                              304,626 (11)                   1.28
  Michael W. Helser                                                 296,549 (12)                   1.24
  Daniel K. Nichols                                                 132,710 (13)                   *
  Donald F. Bertucci, Jr.                                           111,246 (14)                   *

All directors and executive officers                              3,735,650 (15)                  14.78
 of the Company and the Bank as a
 group (17 persons)


---------------
*        Represents less than 1% of the outstanding Common Stock.


(1) For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares. Shares which are subject to stock options which are exercisable within 60 days of the Voting Record Date by an individual or group are deemed to be outstanding for the purpose of computing the percentages of Common Stock beneficially owned by the respective individual or group.

(2) The Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Trust ("Trust") was established pursuant to the Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and the trustees. The current trustees are: Ronald R. Osterholz, Vice President - Human Resources of the Bank, and Mark D. Timmerman, Vice President, Secretary, and General Counsel of the Bank. As of the Voting Record Date, all shares held in the Trust have been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as those shares for which instructions are given.

(3) Includes 68,000 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date, and 100 shares owned by Ms. Berkenstadt's spouse.

(4) Includes 27,450 shares held jointly with Mr. Bergstrom's wife, with whom voting and dispositive power is shared, 37,881 shares held by Mr. Bergstrom's children, which may be deemed to be beneficially owned by Mr. Bergstrom, and 13,393 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

(5) Includes 50,942 shares held jointly with Mr. Kropidlowski's wife with whom voting and dispositive power is shared, 2,220 shares held by Mr. Kropidlowski's wife, which may be deemed to be beneficially owned by Mr. Kropidlowski, 15,633 shares held in the ESOP allocated to Mr. Kropidlowski's account, and 54,826 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

(6) Includes 31,760 shares held jointly with Mr. Larson's wife, with whom voting and dispositive power is shared, 2,136 shares held by Mr. Larson's children, which may be deemed to be beneficially owned by Mr. Larson, and 2,000 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date.

(7) Includes 50,964 shares held jointly with Mr. Parker's wife with whom voting and dispositive power is shared, 52,716 shares held in a living trust for the benefit of Mr. Parker and his wife, 3,756 shares held by Mr. Parker's wife which may be deemed to be beneficially owned by Mr. Parker, 6,126 shares held in the Company's Retirement Plan allocated to Mr. Parker's account, and 21,045 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date.

(8) Includes 40,200 shares owned jointly with Mr. Richter's wife with whom voting and dispositive power is shared, 2,048 shares owned by Mr. Richter's wife, which Mr. Richter may be deemed to beneficially own, and 54,000 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date.

 (9) Includes 19,188 shares owned by Mr. Robertson's wife, which may be deemed to be beneficially owned by Mr. Robertson, and 54,000 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date.

(10) Includes 778,374 shares held in a living trust for the benefit of Mr. Timmerman and his wife, 134,744 shares held in the Company's Retirement Plan allocated to Mr. Timmerman's account, 28,847 shares held in the ESOP allocated to Mr. Timmerman's account, 2,600 restricted shares granted pursuant to the Company's Management Recognition Plans and 748,872 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date. Does not include 458,795 shares of Common Stock held by a rabbi trust established by the Bank to fund certain benefits to be paid to Mr. Timmerman pursuant to a deferred compensation agreement entered into between the Bank and Mr. Timmerman, a Supplement Executive Retirement Plan and an Excess Benefit Plan; Mr. Timmerman does not possess voting or investment power with respect to such shares. See "Executive Compensation - Deferred Compensation Agreement" and "- Supplemental Executive Retirement Plan and Excess Benefit Plan."

(11) Includes 156,285 shares held jointly with Mr. Cattelino's wife, with whom voting and dispositive power is shared, 1,160 shares owned by Mr. Cattelino's wife and 4,500 shares owned by Mr. Cattelino's children, which Mr. Cattelino may be deemed to beneficially own, 35,903 shares held in the Company's Retirement Plan allocated to Mr. Cattelino's account, 25,076 shares held in the ESOP allocated to Mr. Cattelino's account, 2,600 restricted shares granted pursuant to the Company's Management Recognition Plans and 77,602 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date. Does not include 12,232 shares of Common Stock held by a rabbi trust established by the Bank to fund certain benefits pursuant to an Excess Benefit Plan. See "Executive Compensation - Supplemental Executive Retirement Plan and Excess Benefit Plan."

(12) Includes 152,410 shares held jointly with Mr. Helser's wife, with whom voting and dispositive power is shared, 1,100 shares held by Mr. Helser's wife in trust for the benefit of their children, which Mr. Helser may be deemed to beneficially own, 37,874 shares held in the Company's Retirement Plan allocated to Mr. Helser's account, 25,063 shares held in the ESOP allocated to Mr. Helser's account, 2,600 restricted shares granted pursuant to the Company's Management Recognition Plans and 77,602 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date. Does not include 11,732 shares of Common Stock held by a rabbi trust established by the Bank to fund certain benefits pursuant to an Excess Benefit Plan. See "Executive Compensation-Supplemental Executive Retirement Plan and Excess Benefit Plan."

(13) Includes 34,399 shares held jointly with Mr. Nichols' wife, with whom voting and dispositive power is shared, 26,826 shares held in the Company's Retirement Plan allocated to Mr. Nichols' account, 14,337 shares held in the ESOP allocated to Mr. Nichols' account, 7,600 restricted shares granted pursuant to the Company's Management Recognition Plans and 49,548 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

(14) Includes 19,120 shares held jointly with Mr. Bertucci's wife, with whom voting and dispositive power is shared, 13,025 shares held in the Company's Retirement Plan allocated to Mr. Bertucci's account, 15,053 shares held in the ESOP allocated to Mr. Bertucci's account, 7,600 restricted shares granted pursuant to the Company's Management Recognition Plans and 54,548 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

(15) Includes 269,155 shares held in the Company's Retirement Plan allocated to the accounts of executive officers, 43,700 restricted shares granted to executive officers pursuant to the Company's Management Recognition Plans, for which executive officers possess sole voting power and no investment power, and 1,489,418 shares which executive officers and directors as a group may acquire pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date. Does not include 482,759 shares held by a rabbi trust established by the Bank to fund certain benefits to be paid to certain executive officers of the Company. See Notes 10, 11 and 12 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the 1934 Act, the Company's directors, officers and any persons holding more than 10% of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission ("Commission") and the National Association of Securities Dealers, Inc. ("NASD") by specific dates. Based on representations of its directors and officers and copies of the reports that they have filed with the Commission and the NASD, the Company believes that all of these filing requirements were satisfied by the Company's directors and officers during the year ended March 31, 2000.

                             EXECUTIVE COMPENSATION

SUMMARY

         The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and the most highly compensated executive officers of the Company whose total compensation during the last fiscal year exceeded $100,000.


                                                     SUMMARY COMPENSATION TABLE
=================================================================================================================================
                                             Annual Compensation                  Long Term Compensation
                                   ----------------------------------------- ----------------------------------
                                                                                     Awards           Payouts      All Other
        Name and           Fiscal                           Other Annual                                          Compensation
    Principal Position      Year   Salary(1)    Bonus     Compensation (2)   ----------- ----------- ----------       (5)
                                                                                Stock                    LTIP
                                                                               Grants(3)   Options(4)   Payouts
---------------------------------------------------------------------------------------------------------------------------------
Douglas J. Timmerman        2000    $458,750   $163,500         $0            $ 69,903     31,870      $  0        $ 73,062
 President and Chief        1999     449,511    141,500          0              99,222     95,000         0          36,945
 Executive Officer          1998     437,002    135,500          0              41,850    140,000         0          36,410
---------------------------------------------------------------------------------------------------------------------------------
J. Anthony Cattelino        2000    $129,412   $ 58,000         $0            $ 29,900          0      $  0        $  9,814
 Vice President and         1999     125,625     76,437          0              31,497      6,000         0           8,770
 Secretary                  1998     120,988     42,398          0               4,963     30,000         0          11,902
---------------------------------------------------------------------------------------------------------------------------------
Michael W. Helser           2000    $129,412   $ 58,000         $0            $ 29,999          0      $  0        $ 14,120
 Treasurer and Chief        1999     125,625     76,437          0              31,497      6,000         0           8,926
 Financial Officer          1998     120,988     42,398          0               4,963     30,000         0          11,902
---------------------------------------------------------------------------------------------------------------------------------
Daniel K. Nichols           2000    $ 88,259   $ 58,000         $0            $123,338      4,000      $  0        $  7,845
 First Vice President -     1999      83,103     61,057          0              31,497      5,000         0           7,504
 Commercial Lending         1998      80,958     30,944          0               4,963     12,000         0           9,864
---------------------------------------------------------------------------------------------------------------------------------
Donald F. Bertucci          2000    $ 88,259   $ 48,000         $0            $123,338          0      $  0        $  7,442
 First Vice President -     1999      83,103     61,057          0              31,497      5,000         0           7,650
 Residential Lending        1998      80,958     30,944          0               4,963     12,000         0           9,864
=================================================================================================================================

(1) Includes amounts deferred by the executive officer pursuant to the Company's Retirement Plan, a defined contribution plan which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

(2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of automobiles leased by the Company, payment of club dues and parking privileges. In the opinion of management of the Company, the costs to the Company of providing such benefits to any individual executive officer during the indicated periods did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(3) Represents the grant of shares of restricted Common Stock pursuant to the Company's Management Recognition Plans, which were deemed to have had the indicated value at the date of grant. The fair market value of restricted Common Stock held by Messrs. Timmerman, Cattelino, Helser, Nichols and Bertucci at March 31, 2000 is $80,149, $40,464, $40,464,
         $118,279 and $118,279 respectively. The awards vest within six months from the date of grant. Recipients receive dividends paid on restricted stock prior to vesting.

(4) Consists of awards granted pursuant to the Company's 1992 Stock Incentive Plan or 1995 Stock Incentive Plan which are exercisable at the rate of either 25%, 33.3%, 50% or 100% per year commencing on the date of grant.

(5) In fiscal 2000, consists of amounts allocated or paid by the Company on behalf of Messrs. Timmerman, Cattelino, Helser, Nichols and Bertucci pursuant to the Company's ESOP of $6,450, $6,450, $6,450, $5,940 and $5,537, respectively, and the Company's Retirement Plan of $4,425, $3,364, $3,993, $1,905 and $1,905, respectively, and paid time off received as cash of $35,437 and $3,677 by Mr. Timmerman and Mr. Helser, respectively, as well as the payment of director's fees to Mr. Timmerman in the amount of $26,250.

STOCK OPTIONS

         The following table sets forth certain information concerning individual grants of stock options pursuant to the Company's stock option plans awarded to the named executive officers during the year ended March 31, 2000.


                                          OPTION GRANTS IN LAST FISCAL YEAR
====================================================================================================================
                                                                                        Potential Realizable Value
                                                                                         at Assumed Annual Rates
                                  Individual Grants                                    of Stock Price Appreciation
                                                                                           for Option Term (3)
--------------------------------------------------------------------------------------------------------------------

                           Options     % of Total Options      Exercise    Expiration
          Name             Granted    Granted to Employees     Price (2)      Date          5%            10%
                                               (1)
--------------------------------------------------------------------------------------------------------------------

Douglas J. Timmerman        31,870            42.6%            $ 15.6875    11/19/09   $  314,423     $ 796,808
--------------------------------------------------------------------------------------------------------------------

Daniel K. Nichols            4,000             5.4               15.6875    11/19/09       39,463       100,007
--------------------------------------------------------------------------------------------------------------------

(1) Percentage of options granted to all employees during the fiscal year ended March 31, 2000.

(2) In all cases the exercise price was based on the fair market value of a share of Common Stock on the date of grant.

(3) Assumes compounded rates of return for the remaining life of the options and future stock prices of $25.55 and $40.69 for grants whose exercise price is $15.6875 per share.

         The following table sets forth certain information concerning exercises of stock options granted pursuant to the Company's stock option plans by the named executive officers during the fiscal year ended March 31, 2000 and options held at March 31, 2000.

                                   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                             AND YEAR END OPTION VALUES
====================================================================================================================
                              Shares
                           Acquired on      Value        Number of Unexercised     Value of Unexercised Options at
          Name               Exercise     Realized        Options at Year End                Year End (1)
                                                      ---------------------------- ---------------------------------
                                                      Exercisable  Unexercisable    Exercisable     Unexercisable
--------------------------------------------------------------------------------------------------------------------
Douglas J. Timmerman         109,272    $1,584,978      670,781      109,961         $5,608,683      $ 206,029
--------------------------------------------------------------------------------------------------------------------
J. Anthony Cattelino          28,000       348,769       76,602       13,000            594,832         47,813
--------------------------------------------------------------------------------------------------------------------
Michael W. Helser             23,300       266,079       69,602       13,000            516,694         47,813
--------------------------------------------------------------------------------------------------------------------
Donald F. Bertucci, Jr.        7,500        80,813       48,048        6,500            340,558         12,625
--------------------------------------------------------------------------------------------------------------------
Daniel K. Nichols              3,000        38,063       41,048       10,500            305,527         12,625
====================================================================================================================

(1)      Based on a per share market price of $15.563 at March 31, 2000.

COMPENSATION OF DIRECTORS

         BOARD FEES. Each member of the Board of Directors of the Company is paid a fee of $1,500 for each regular quarterly Board meeting attended. In addition, each director of the Bank also is paid a fee of $1,500 for each regular meeting of the Board of Directors of the Bank attended. Directors of the Company and the Bank also receive a fee of $350 for each regular committee meeting of the Board attended and $750 for each special Board meeting attended.

         DIRECTORS' DEFERRED COMPENSATION PLAN. The Company and the Bank maintain plans under which members of their Boards of Directors may elect to defer receipt of all or a portion of their director's fees. Under the plans, the Company and the Bank are obligated to repay the deferred fees, semi-annually over a five year period together with interest at a stated rate, upon the participating director's resignation from the Board of Directors. During the year ended March 31, 2000, no director deferred funds pursuant to these deferred compensation plans.

         DIRECTORS' STOCK OPTION PLANS. The Company has adopted the 1992 Directors' Stock Option Plan (the "1992 Directors' Plan") and the 1995 Stock Option Plan for Non-Employee Directors ("1995 Directors' Plan") each of which provides for the grant of compensatory stock options to non-employee directors of the Company and the Bank. Pursuant to the 1992 Directors' Plan, each director of the Company or the Bank who is not an employee of the Company or any subsidiary was granted an option to purchase 5,000 shares of Common Stock at the actual purchase price of a share of Common Stock in the Company's initial public offering thereof on July 15, 1992. Pursuant to the 1995 Directors' Plan, each non-employee director was granted an option to purchase 10,000 shares of Common Stock on May 12, 1995, the date the 1995 Directors' Plan was approved by the Board of Directors. Also, each non-employee director is granted an option to purchase 1,000 shares of Common Stock upon re-election to the Board. The exercise price of such options is the fair market value of a share of Common Stock on the date of grant. Options granted pursuant to the Directors' Plans become vested and exercisable six months from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors is responsible for developing compensation guidelines reflected in the compensation program offered to the executive officers of the Company and Bank. In addition to compensation and benefits, the Compensation Committee of the Company also has exclusive jurisdiction over the administration and grants relating to all Stock Option Plans and/or Management Recognition Plans. During the 2000 fiscal year, the Committee met three (3) times. However, it should be noted that the Committee members meet informally at least quarterly.

         The members of the Compensation Committee of both the Company and Bank are identical. No member of the Committee is a current or former employee of the Company or any subsidiary. In addition to their basic, overall responsibility for compensation, the Committee believes its deliberations, recommendations, and actions meet the Commission rules to provide certain data and information regarding the compensation practices of the Company and Bank.

         Officers of the Company are not separately compensated for their service in such capacity and are paid only for their service as officers of the Bank. An affiliated interest agreement exists between the Company and Bank. State and Federal regulators have not taken objection to its terms and conditions, which seek to fairly reimburse the Bank for activities of any officer or employee on behalf of the Company. The agreement is reviewed annually.

REPORT OF THE COMPENSATION COMMITTEE

         Under rules established by the Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Administrative/Compensation Committee (the "Compensation Committee") has prepared the following report for inclusion in this proxy statement.

         The Compensation Committee of the Board of Directors is responsible for developing overall compensation guidelines utilized in the compensation program offered to the executive officers of the Company and Bank. In addition to compensation and benefits, the Compensation Committee of the Company also has exclusive jurisdiction over the administration of all Stock Option Plans and/or Management Recognition Plans. This oversight extends to any grants or awards made during the year.

         During the 2000 fiscal year, the Committee met two (2) times. However, it should be noted, that the Committee members meet informally at least quarterly. The members of the Compensation Committee of both the Company and Bank are identical. No member of the Committee is an employee of the Company or any subsidiary. In addition to their basic, overall responsibility for compensation, the Committee believes its deliberations, recommendations, and actions meet the Commission's rules to provide certain data and information regarding the compensation practices of the Company and Bank.

         Officers of the Company are not separately compensated for their service in such capacity and are paid only for their service as officers of the Bank. An affiliated interest agreement exists between the Company and Bank. State and Federal regulators have not taken objection to its terms and conditions, which is designed to fairly reimburse the Bank for activities of any officer or employee on behalf of the Company. The agreement is reviewed annually by both regulators and auditors.

GENERAL COMPENSATION POLICIES

         The Committee determines the broad general salary and benefit policies and procedures. The Committee uses outside consultants, market studies, and published compensation data to review competitive rates of pay, to establish salary ranges, and to arrive at base salary and bonus pay levels. The compensation survey information is drawn from both national and regional financial research organizations that report compensation practices and salary levels for executive positions at comparable size financial institutions.

         With respect to the Company's officers other than Mr. Timmerman, the Compensation Committee considered salary and bonus recommendations prepared by Mr. Timmerman or other executive officers to determine fiscal 2000 compensation. The Committee's objective is to offer competitive compensation programs in order to attract and retain those key officers who are crucial to the long-term success of the Company and the Bank.

         In general, the Committee designed a compensation package in which a significant portion of the compensation paid to senior management (including named officers) be incentive-based. Those individuals have more control and influence over the direction and performance of the Company and the Bank. In this way, a direct link is established between executive compensation and annual, and as well as long-term, performance of the Company and the Bank. Integration of all decisions regarding stock options and/or grants insures the Committee that the compensation package is viewed in its entirety on an annual basis.

         Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for their approval.

EXECUTIVE COMPENSATION

         The compensation package offered executive officers of the Company and the Bank incorporates the Committee's desire to mix and balance various components such as salary, short-and long term incentives, stock options and restricted stock, as well as benefits available under the various employee plans.

         The Committee continues to utilize consultant reports on compensation and benefits appropriate for the Company and the Bank. The objective is to address the appropriateness and level of compensation for all executive officers, including the President, and the appropriateness of various incentive and benefit programs for senior officers.

         The Committee closely monitors those elements believed to enhance shareholder value. Included in that analysis are such items as the level of profits, earnings per share (EPS), return on average equity (ROE), return on average assets (ROA), operational efficiency (efficiency ratio) as well as the attainment of personal or unit goals. Of all the financial statistics evaluated, return on average equity is considered most important.

         The Committee continues to use a peer group (as designed by an outside consultant) which includes investor-owned midwestern thrifts, savings banks, and commercial banks of similar size, organizational complexity, geographic location, and structure. It is the sole discretion of the Committee as to the interpretation of, or weight, given to each performance measure and its translation into short-term awards. The Committee recognizes that, through consolidation, the peer group does change in its absolute makeup. The Committee authorizes all new peer group members as these changes occur. The Committee is highly desirous of causing the short-term incentive plan to be consistent in its application from year to year. The Committee continues to be pleased with its effectiveness in motivating senior management.

         Stock option grants, with deferred vesting, provide the basis for a long-term incentive program. The objective of these options is to create a link between executive compensation and long-term Company performance. In determining the appropriate level of stock-based allotments, the Committee considers the Executive's contribution toward Company and Bank performance. To encourage growth in shareholder value, stock options are granted to key management personnel who are in a position and have the responsibility to make a substantial contribution to the long-term success of the Company. The Compensation Committee believes this focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. While the Committee has not required senior officers to hold specified amounts of Company stock, they are encouraged to do so. During the past year, modest amounts of bonus compensation were targeted as an incentive for senior officers to increase their ownership of the Company's stock.

         The Committee granted stock options to the executive management group as well as other non-executive officers during fiscal 2000. The executive management group is comprised of Messrs. D. Timmerman, Cattelino, Helser, Bertucci, Nichols, Osterholz and M. Timmerman. Mr. D. Timmerman received a grant of 31,870 options; a total of 74,740 options were granted to all executive management and other non-executive officers. In addition, Management Recognition Plan (MRP) shares were awarded to D. Timmerman in the amount of 4,150; a total of 38,950 were awarded to all members of the executive management group. In the case of the Option Grants, the value of the option will be completely dependent on the future market value of the common stock.

         The Compensation Committee's policy with respect to other employee benefit plans is to provide competitive benefits to employees of the Company and the Bank, including executive officers. A competitive comprehensive benefit program is essential to achieving the goal of retaining and attracting highly qualified employees.

         Under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), as amended, the tax deduction by corporate taxpayers is limited with respect to the compensation of certain executive officers above specified limits unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon current compensation levels and the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the executive officers of the Company and the Bank for deductibility by the Company under
Section 162(m) of the Code.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The compensation paid for fiscal 2000 to the Chief Executive Officer of the Company and the Bank, Douglas Timmerman, reflects the considered judgement of the Committee embracing the policy and process described previously.

         Mr. Timmerman's base salary was $458,750 for fiscal 2000. This is an increase of 2.05% over fiscal 1999. In determining the Chief Executive Officer's fiscal 2000 salary, the Committee continued to consider salaries offered by investor owned savings institutions and banks nationwide, as well as the consultant study referred to previously. In addition, the Committee chose to consider the Bank's acquisition of FCB Financial (and its subsidiary bank, Fox Cities Bank) as a major accomplishment during the year. The Bank's assets grew more than 23.5% and 13 full service offices were added to the Bank's branch network. Various standard performance comparisons utilized in past years were adjusted to reflect the impact of the merger. One-time charges and other merger related expenses totaled $10.7 million. Cash dividends were increased by 40% to $.28 per share annually. Total assets continued to grow and were in excess of $2.80 billion at March 31, 2000. In establishing the Chief Executive Officer's salary, the Committee also considered Mr. Timmerman's contribution in controlling the Bank's operating expenses, and his contribution to the community through his involvement with various charitable and civic groups.

         Taking note of the Company's achievements during the year, Mr. Timmerman was granted an incentive award of $163,500 (35.64% of salary). The bonus was contingent upon the achievement goals and targets as determined by the Committee. In addition to the MRP shares previously noted, 5,000 shares of Company stock were allocated to the Deferred Compensation Trust for his account as part of his payout under the short-term incentive plan.

Dated April 27, 2000.

                                                    Respectfully submitted:



                                                    Greg M. Larson, Director
                                                    Pat Richter, Director
                                                    Bruce A. Robertson, Director

PERFORMANCE GRAPH

         The following graph compares the yearly cumulative total return on the Common Stock over a five-year measurement period since March 31, 1995 with (i) the yearly cumulative total return on the stocks included in the Nasdaq Stock Market Index (for United States companies) and (ii) the yearly cumulative total return on the stocks included in the Media General Peer Group Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.




                                  [LINE GRAPH]

                                  3/31/95    3/31/96   3/31/97   3/31/98    3/31/99   3/31/00
                                  -------    -------   -------   -------    -------   -------
Anchor Bancorp Wisconsin Inc.     100.00      128.24    170.40    342.70    241.70    253.44
Media General Peer Group Index    100.00      141.45    196.94    327.91    266.27    205.15
Nasdaq Stock Market (U.S.)        100.00      134.51    150.48    227.41    297.18    547.25

EMPLOYMENT AND SEVERANCE AGREEMENTS

         The Company and the Bank (collectively the "Employers") have entered into employment agreements with Messrs. Douglas Timmerman, Cattelino and Helser pursuant to which the Employers agreed to employ these persons in their current positions for a term of three years, two years and two years, respectively, at their current salaries of $470,000, $135,150 and $135,150, respectively. On an annual basis, the Board of Directors of the Employers may extend the employment term for an additional year, following an explicit review by such Boards of Directors of the officer's employment under the employment agreement. The officer shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, retirement or death. In the event that the officer's employment is terminated due to disability, as defined, he shall be paid 100% of his salary at the time of termination for a period of one year after termination and thereafter an annual amount equal to 75% of such salary for any remaining portion of the employment term, which amounts shall be offset by payments received from any disability plans of the Employers and/or any governmental social security or workers compensation program. In the event that, prior to a Change in Control, as defined, (i) the officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death, the officer shall be entitled to (i) severance payments for a 36-month period in the case of Mr. Timmerman, and a 24-month period in the case of Messrs. Cattelino and Helser, which payments shall be based on the highest rate of base salary of the officer during the three years preceding the termination of employment, and (ii) continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans in which the officer was entitled to participate immediately prior to termination (other than retirement, deferred compensation and stock compensation plans) until the earlier of expiration of the applicable severance period and the officer's obtainment of full time employment by another employer which provides substantially similar employee benefits at no cost to the officer. In the event that the officer's employment is terminated by either of the Employers other than for cause, disability, retirement or death following a Change in Control, or the officer terminates his employment under such circumstances because certain adverse actions are taken by the Employers with respect to the officer's employment during the 24-month period and 12-month period following a Change in Control in the case of Mr. Timmerman and Messrs. Cattelino and Helser, respectively, the officer would be entitled to (i) severance payments for a 36-month period in the case of Mr. Timmerman and a 24-month period in the case of Messrs. Cattelino and Helser, which payments shall be based on the highest rate of base salary of the officer during the three years preceding the termination of employment plus the total bonus and incentive compensation paid to or vested in the officer on the basis of his most recently completed calendar year of employment, (ii) the benefits specified in clause (ii) in the immediately preceding sentence for the applicable severance period and (iii) supplemental benefits under the retirement and deferred compensation plans and individual insurance policies maintained by the Employers, determined as if the officer had accumulated the additional years of credited service thereunder that he would have received had he continued in the employment of the Bank during the applicable severance period at the annual compensation level represented by his severance pay. A Change in Control is defined in the employment agreements to include any change in control of the Company or the Bank that would be required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the outstanding voting securities of the Company or the Bank and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

         The Company and the Bank also have entered into severance agreements with Messrs. Osterholz, Weimert, Bertucci, Nichols and Mark Timmerman. Pursuant to these agreements, an officer would receive specified benefits in the event that his employment was terminated by either of the Employers other than for cause, disability, retirement or death following a Change in Control, as defined above, or the officer terminated his employment under such circumstances because certain adverse actions were taken by the Employers with respect to the officer's employment. The benefits payable under such circumstances consist of
(i) severance payments for a 12-month period or, at the officer's option, a single cash payment in an amount equal to the amount that would have been paid over the severance period, (ii) continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans in which the officer was entitled to participate immediately prior to termination (other than retirement, deferred compensation or stock compensation plans of the Employers) until the earlier of expiration of the 12-month severance period and the officer's obtainment of full-time employment by another employer which provides substantially similar benefits at no cost to the officer and (iii) supplemental benefits under the retirement and deferred compensation plans and individual insurance policies maintained by the Employers, determined as if the officer had accumulated the additional years of credited service thereunder that he would have received had he continued in the employment of the Bank during the applicable severance period at the annual compensation level represented by his severance pay. The aggregate amounts to be received under the severance agreements range from $87,710 to $101,635.

         The employment agreements and the severance agreements provide that, in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the officer, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred ("base amount"). Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

DEFERRED COMPENSATION AGREEMENT

         In December 1986, the Bank and Mr. Douglas Timmerman entered into a deferred compensation agreement pursuant to which the Bank agreed to pay Mr. Timmerman or his beneficiary the sum of $300,000 over ten years upon his retirement, death, disability, termination without his consent, or termination for health reasons. This agreement was amended in July 1992 to provide that the amount to be distributed thereunder shall be paid in shares of Common Stock based on the then-existing value of the amount of Common Stock, including fractional shares, which could be purchased in the initial public offering of Common Stock by the Company with $300,000 (regardless whether such shares actually were purchased in this manner). The Bank funded the payment of shares under the deferred compensation agreement by initially contributing $300,000 (which it previously had expensed for financial statement reporting purposes) and an additional $90,000 to a rabbi trust (the "Trust") which purchased 30,000 shares of Common Stock in the open market following consummation of the initial public offering. In December, 1998 the Company contributed 5,000 shares of Common Stock for the benefit of Mr. Timmerman. The shares of Common Stock held in the Trust are voted by an independent trustee prior to distribution to Mr. Timmerman in accordance with the terms of the deferred compensation agreement.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND EXCESS BENEFIT PLAN

         In fiscal 1994, the Bank adopted a Supplemental Executive Retirement Plan ("SERP") in order to supplement the retirement benefits of Mr. Douglas Timmerman, and any other officers of the Bank who may be designated pursuant to the SERP, to be received pursuant to the Company's Retirement Plan and the ESOP. Under the SERP, upon retirement from the Company or the Bank at or after the participant's normal retirement date of age 62, a participant shall be entitled to receive an annual retirement benefit equal to the product of (i) 60% of the participant's final average earnings and (ii) a factor, no greater than one, the numerator of which is the participant's years of service and the denominator of which is 15 (the "accrued benefit"). A participant who, with the consent of the administering committee, retires after the early retirement date of age 55 but prior to the normal retirement date is entitled to receive an annual benefit equal to the vested amount of his or her accrued benefit as of the retirement date, as defined in the SERP, reduced by a factor of .25% for each full month by which the date of retirement precedes the participant's normal retirement date. "Final average earnings" is defined in the SERP to mean the average of the highest annual "considered compensation" received by a participant during any three of the current and preceding five calendar years. The Company does not believe that "considered compensation," as defined, differs substantially (by more than 10%) from that set forth in the Summary Compensation Table set forth above. At March 31, 2000, Mr. Timmerman's final average earnings amounted to $557,235 and Mr. Timmerman had 22 years of service with the Bank for purposes of the SERP.

         During fiscal 1994, the Bank also adopted an Excess Benefit Plan ("EBP") for the purpose of permitting employees of the Bank who may be designated pursuant to the EBP to receive certain benefits that the employee otherwise would be eligible to receive under the Company's Retirement Plan and ESOP, but for the limitations set forth in Sections 401(a)(17), 402(g) and 415 of the Code. During fiscal 1994, Mr. Douglas Timmerman was designated as a participant in the EBP, and during fiscal 1995 Messrs. Helser and Cattelino were designated as participants in the EBP. Pursuant to the EBP, during any fiscal year the Bank generally shall permit a participant to defer the excess of (i) the amount of salary that a participant would have been able to defer under the Retirement Plan but for limitations in the Code over (ii) the actual amount of salary actually deferred by the participant pursuant to the Retirement Plan (provided that the participant executes a supplemental deferral agreement at the times and in the manner set forth in the EBP). The EBP also generally provides that during any fiscal year the Bank shall make matching contributions on behalf of the participant in an amount equal to the amount of matching contributions that would have been made by the Bank on behalf of the participant but for limitations in the Code, less the actual amount of matching contributions actually made by the Bank on behalf of the participant. Finally, the EBP generally provides that during any fiscal year a participant shall receive a supplemental ESOP allocation in an amount equal to the amount which would have been allocated to the participant but for limitations in the Code, less the amount actually allocated to the participant pursuant to the ESOP. The supplemental benefits to be received by a participant pursuant to the EBP shall be credited to an account maintained pursuant to the EBP within 30 days after the end of each fiscal year.

         During fiscal 1994, the Bank also amended the Trust to permit contributions by the Bank to fund the Bank's obligations under the SERP and the EBP, and in April 1994 the Bank amended the EBP to provide that a participant may elect to direct that amounts credited to the participant's account thereunder shall be treated as if they were actually invested in an interest bearing account, shares of Common Stock or in shares of a mutual fund selected by the participant.

INDEBTEDNESS OF MANAGEMENT

         Directors, officers and employees of the Company and its subsidiaries are permitted to borrow from the Bank in accordance with the requirements of federal and state law. All loans made by the Bank to directors and executive officers or their related interests have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. It is the belief of management of the Company that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features. As of March 31, 2000, the Bank had $7.6 million of loans outstanding to directors and executive officers of the Company and its subsidiaries and their related interests.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                 (PROPOSAL TWO)


         The Board of Directors of the Company has appointed Ernst & Young LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending March 31, 2001, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent auditors and clients. Ernst & Young LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.


                              STOCKHOLDER PROPOSALS


         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in July, 2001, must be received at the principal executive offices of the Company, 25 West Main Street, Madison, Wisconsin 53703, Attention: J. Anthony Cattelino, Vice President and Secretary, no later than February 17, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Article II, Section 2.17 of the Company's Bylaws, which provides that business at an annual meeting of stockholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of the proxy materials by the Company for the immediately preceding annual meeting. Stockholder proposals for the company's next annual meeting to be held in 2001, which are not intended to be included in the company's proxy materials for such meeting, must be received at the company's executive offices by April 17, 2001. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business,
(c) the class and number of shares of Common Stock of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

                                 ANNUAL REPORTS


         A copy of the Company's Annual Report on Form 10-K for the year ended March 31, 2000 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.


                                  OTHER MATTERS


         Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                                                 REVOCABLE PROXY




                          ANCHOR BANCORP WISCONSIN INC.
                         ANNUAL MEETING OF STOCKHOLDERS


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ANCHOR BANCORP WISCONSIN INC. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 25, 2000 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned, being a stockholder of the Company as of June 12, 2000, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin on July 25, 2000, at 2:00 p.m., Central Time, and at any adjournment of said meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

     SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.






          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
           \/ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED \/





               ANCHOR BANCORP WISCONSIN INC. 2000 ANNUAL MEETING


 --                                                                                                                              --
|                                                                                                                                  |
|                                                                                                                                  |

1. ELECTION OF DIRECTORS:
   (for three-year term)      1 - Holly Cromer Berkenstadt  2 - Donald D. Kropidlowski [ ] FOR all nominees   [ ] WITHHOLD AUTHORITY
                                                                                          listed to the left      to vote for all
                              3 - Bruce A. Robertson                                      (except as specified    nominees listed to
                                                                                          below).                 the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s)---->   [                               ]
of the nominee(s) in the box provided to the right),

2. PROPOSAL to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the
   fiscal year ending March 31, 2001.                                                          [ ] FOR     [ ] AGAINST   [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

If your name or address has changed
Please check appropriate box and                                 Date
Indicate changes below.                                               ------------------------      NO. OF SHARES
Address Change?   [ ]     Name Change?  [ ]                                                     [                                 ]


                                                                                               SIGNATURE(S) IN BOX
                                                                                               Please sign this exactly as your
                                                                                               name(s) appear(s) on this proxy.
                                                                                               When signing in a representative
                                                                                               capacity, please give title.  If
                                                                                               shares are held jointly, only one
                                                                                               holder need sign.

|                                                                                                                                  |
|                                                                                                                                  |
 --                                                                                                                              --

                         ANCHOR BANCORP WISCONSIN INC.
                        ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby instructs IFTC, the Trustee of the trust created pursuant to the AnchorBank, S.S.B. 401(k) Retirement Plan ("401(k) Retirement Plan") to vote the shares of Common Stock of Anchor Bancorp Wisconsin, Inc. (the "Company") which were allocated to my account as of June 12, 2000, pursuant to the Retirement Plan upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on July 25, 2000.

     The Company's Board of Directors recommends a vote FOR election of the Board of Directors' nominees to the Board of Directors, and FOR Proposal 2. Such votes are hereby solicited by the Board of Directors.









          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
           \/ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED \/

                             401(k) RETIREMENT PLAN
               ANCHOR BANCORP WISCONSIN INC. 2000 ANNUAL MEETING

 --                                                                                                                              --
|                                                                                                                                  |
|                                                                                                                                  |


1. ELECTION OF DIRECTORS:
   (for three-year term)    1 - Holly Cremer Berkenstadt     2 - Donald D. Kropidlowski    [ ] FOR all nominees    [ ] WITHHOLD
                                                                                               listed to the left      AUTHORITY
                            3 - Bruce A. Robertson                                             (except as specified    to vote for
                                                                                               below).                 all nominees
                                                                                                                       listed to
                                                                                                                       the left.
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s)-------->   [                           ]
of the nominees(s) in the box provided to the right).

2. PROPOSAL to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the
   fiscal year ending March 31, 2001.                                                      [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

3. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.


If your name or address has changed,
Please check appropriate box and                          Date                                 NO. OF SHARES
Indicate changes below.                                        --------------------
Address Change?             [ ] Name Change?    [ ]                                            [                          ]
                                                                                               SIGNATURE(S) IN BOX
                                                                                               If you return this card properly
                                                                                               signed but do not otherwise
                                                                                               specify, shares will be voted
                                                                                               FOR election of the Board of
                                                                                               Directors' nominees to the Board
                                                                                               of Directors and FOR Proposal 2. If
                                                                                               you do not return this card,
                                                                                               shares will be voted by the
                                                                                               Trustee of the Retirement Plan.

|                                                                                                                                  |
|                                                                                                                                  |
 --                                                                                                                              --

                         ANCHOR BANCORP WISCONSIN INC.
                        ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby instructs the Trustees of the Trust created pursuant to the Employee Stock Ownership Plan ("ESOP") of Anchor BanCorp Wisconsin, Inc. (the "Company"), to vote the shares of Common Stock of the Company which were allocated to my account as of June 12, 2000, pursuant to the ESOP upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on July 25, 2000.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEE TO THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.







           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
           __                                                      __
           \/ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED  \/





---                                   ESOP                                   ---
|              ANCHOR BANCORP WISCONSIN INC. 2000 ANNUAL MEETING               |
|                                                                              |

1. ELECTION OF DIRECTORS:
   (for three-year term) 1 - Holly Cremer Berkenstadt  2 - Donald D. Kropidlowski  [ ]FOR all nominees    [ ] WITHHOLD AUTHORITY
                         3 - Bruce A. Robertson                                       listed to the left      to vote for all
                                                                                      (except as specified    nominees listed to
                                                                                      below).                 the left.
(Instructions:  To withhold authority to vote for any indicated nominee,
 Write the number(s) of the nominees(s) in the box provided to the right).    --------->  [                   ]
                                                                                          [ ] FOR  [ ] AGAINST  [ ]ABSTAIN
2.  PROPOSAL to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 2001.

3.  In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.


If your name or address has changed,
Please check appropriate box and                       Date                                   NO. OF SHARES
indicate changes below.                                    --------------------          [                       ]
Address Change?    [ ]       Name Change?   [ ]                                          SIGNATURE(S) IN BOX

                                                                                         If you return this card properly signed
                                                                                         but do not otherwise specify, shares will
                                                                                         be voted FOR election of the Board of
                                                                                         Directors' nominees to the Board of
                                                                                         Directors and FOR Proposal 2 if you do
                                                                                         not return this card.  Shares will be voted
                                                                                         by the Trustees of the ESOP in the
|                                                                                        preparation as the allocated shares under |
|                                                                                        the ESOP have voted.                      |
---                                                                                                                              ---